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                                                        Exhibit No. 1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-66036) pertaining to the Transocean Sedco Forex Savings Plan (formerly, "Transocean Offshore Savings Plan") of our report dated June 1, 2001 with respect to the financial statements and the supplemental schedule of the Transocean Sedco Forex Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                             /s/Ernst & Young LLP



Houston, Texas
June 18, 2001